UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation Or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01 Other Events.

As previously reported, on March 9, 2012 Mark O’Brien, the Chairman and CEO of Walter Investment Management Corp. (the “Company”) and Charles Cauthen, the Company’s Chief Operating Officer and Chief Financial Officer, entered into Rule 10b5-1 Plans with UBS Financial Services, Inc. (“UBSFS”) pursuant to which they instructed UBSFS to sell sufficient shares of Company stock owned by them to cover withholding tax obligations and related brokerage commissions and fees to be incurred at such time as the restrictions on awards of restricted stock units (“RSUs”) granted on April 19, 2009 lapsed. The restrictions on the RSUs lapsed on April 19, 2012 and thereafter shares were sold to cover the taxes. These sales were timely reported in Form 4s filed with the Securities and Exchange Commission (“SEC”). Mr. O’Brien’s plan was completed on May 14, 2012 and Mr. Cauthen’s plan was terminated on May 21, 2012.

Also as previously reported, on December 9, 2010 Messrs. O’Brien and Cauthen entered into 10b5-1 plans pursuant to which they instructed Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) to sell sufficient shares of Company stock to cover withholding tax obligations and related brokerage commissions and fees to be incurred at such time as the restrictions on awards of RSUs granted on May 19, 2009 lapsed. These plans were completed on May 22, 2012. In addition, restrictions on RSUs awarded to Company executives Kimberly Perez, Delio Pulido and Stuart Boyd on May 19, 2009 lapsed on May 19, 2012 and these executives sold shares to cover their respective tax obligations. The aforementioned sales have all been timely reported in Form 4s filed with the SEC.

The information contained in this Item 8.01 is being furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into a registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: May 24, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

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